================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K/A
                              (AMENDMENT NO. 1)


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              DECEMBER 18, 2001
              (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                             EXCO RESOURCES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    TEXAS
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                     0-9204                       74-1492779
              (COMMISSION FILE NO.)   (IRS EMPLOYER IDENTIFICATION NO.)


                             6500 GREENVILLE AVE.
                               SUITE 600, LB 17
                              DALLAS, TEXAS 75206
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084

================================================================================

      The undersigned Registrant hereby amends and restates "Item 7. Financial Statements and Exhibits" of its Current Report on Form 8-K filed on January 2, 2002, dated December 18, 2001, to include the following:

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS.

            Audited Statement of Operating Revenues and Direct Operating Expenses of the PrimeWest Properties for the year ended December 31, 2000, and an unaudited Statement of Operating Revenues and Direct Operating Expenses for the nine months ended September 30, 2001, together with the report of independent accountants, Ernst & Young LLP.

      (b)   PRO FORMA FINANCIAL INFORMATION.

            Unaudited Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 2000, and the nine months ended September 30, 2001.

      (c)   EXHIBITS.

            NUMBER      DOCUMENT
            ------      --------

              2.1 Agreement of Purchase and Sale among PrimeWest Energy Inc. and PrimeWest Oil and Gas Corp., as sellers, and Addison Energy Inc., as buyer, dated November 22, 2001, filed as an Exhibit to EXCO's Current Report on Form 8-K filed January 2, 2002 and incorporated by reference herein.

            23.1 Consent of Independent Accountants, Ernst & Young LLP (filed herewith).

            99.1        Restated Credit Agreement among EXCO Resources, Inc.
                        and EXCO Operating, LP, as borrowers, Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001, filed as an Exhibit to EXCO's Current Report on Form 8-K filed January 2, 2002 and incorporated by reference herein.

            99.2 Restated Credit Agreement among Addison Energy Inc., as borrower, Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada), as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001, filed as an Exhibit to EXCO's

                        Current Report on Form 8-K filed January 2, 2002 and incorporated by reference herein.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               EXCO RESOURCES, INC.


                               By:  /s/ J. DOUGLAS RAMSEY
                                  --------------------------------------------
                                    J. Douglas Ramsey
                                    Vice President and Chief Financial Officer

                               By:  /s/ J. DAVID CHOISSER
                                  --------------------------------------------
                                    J. David Choisser
                                    Chief Accounting Officer

Dated: February 14, 2002

ITEM 7(a)

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
   EXCO Resources, Inc.:

We have audited the accompanying statement of operating revenues and direct operating expenses of the PrimeWest Properties (as defined in Note 1 to the accompanying statement) acquired by Addison Energy Inc., a wholly owned subsidiary of EXCO Resources, Inc., for the year ended December 31, 2000. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

The accompanying statement of operating revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of revenues and expenses of the PrimeWest Properties.

In our opinion, the statement of operating revenues and direct operating expenses referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the PrimeWest Properties acquired by Addison Energy Inc. for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.


                                       /s/ ERNST & YOUNG LLP


                                       ERNST & YOUNG LLP
Dallas, Texas
February 8, 2002

                             PRIMEWEST PROPERTIES

                       STATEMENTS OF OPERATING REVENUES
                        AND DIRECT OPERATING EXPENSES


                                                                                     NINE MONTHS
                                                               YEAR ENDED               ENDED
                                                               DECEMBER 31,          SEPTEMBER 30,
                                                                   2000                  2001
                                                               ------------          -------------
                                                               (IN THOUSANDS, IN CANADIAN DOLLARS)
                                                                                     (UNAUDITED)
          Oil and natural gas revenues......................   $     20,213          $      16,264

          Direct operating expenses.........................          4,718                  3,349
                                                               ------------          -------------
          Revenues in excess of direct operating expenses...   $     15,495          $      12,915
                                                               ============          =============

              SEE ACCOMPANYING NOTES.

                             PRIMEWEST PROPERTIES

                  NOTES TO STATEMENTS OF OPERATING REVENUES
                        AND DIRECT OPERATING EXPENSES


1.   BASIS OF PRESENTATION

     On December 18, 2001, Addison Energy Inc. (Addison), a wholly owned subsidiary of EXCO Resources, Inc. (collectively EXCO), completed the acquisition of oil and natural gas properties located in west central Alberta, Canada (the PrimeWest Properties) from PrimeWest Energy Inc. and PrimeWest Oil and Gas Corp. (collectively the Sellers or PrimeWest). The properties consist of 94 producing oil and natural gas wells. Under terms of the acquisition, Addison became the operator of 56 of the wells. As of December 31, 2001, estimated total proved reserves net to EXCO's interest included 3.6 million barrels (Bbls) of oil and natural gas liquids (NGLs) and 27.1 billion cubic feet (Bcf) of natural gas. Estimated average production as of December 2001, net to EXCO's interest, was approximately 593 Bbls of oil and NGLs per day and 4.1 million cubic feet
(Mmcf) of natural gas per day.

     The purchase price consisted of US $33.6 million or CDN $53.3 million cash after contractual adjustments. The cash consideration was paid from borrowings under Addison's restated Canadian credit agreement. The effective date of the acquisition was December 18, 2001. The purchase price was determined through arms-length negotiations between the parties, taking into account reserve estimates and other items customarily considered in acquisitions of this type.

     The accompanying statements present the interest acquired by EXCO in the operating revenues and direct operating expenses of the PrimeWest Properties. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation and amortization, federal and state income taxes, interest, or general and administrative expenses. Presentation of complete historical financial statements for the year ended December 31, 2000, and the nine months ended September 30, 2001, is not practicable because the PrimeWest Properties were not accounted for as a separate entity by the Sellers, and therefore, such statements are not available. The operating revenues and direct operating expenses for the periods presented may not be representative of future operations.

     Revenues in the accompanying Statements of Operating Revenues and Direct Operating Expenses are recognized using the sales method. Direct operating expenses are recognized on an accrual basis.

2. SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

RESERVE QUANTITY INFORMATION

     The following tables present EXCO's estimate of its share of the proved oil and natural gas reserves of the PrimeWest Properties, all of which are located in Alberta, Canada, as of December 31, 2000. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.

     The estimated proved net recoverable reserves shown below include only those quantities that we expect to be commercially recoverable at prices and costs in effect at the dates indicated under existing

                             PRIMEWEST PROPERTIES

                  NOTES TO STATEMENTS OF OPERATING REVENUES
                        AND DIRECT OPERATING EXPENSES


regulatory practices and with conventional equipment and operating methods. Proved developed reserves represent only those reserves that we may recover through existing wells. Proved undeveloped reserves include those reserves that we may recover from new wells on undrilled acreage or from existing wells on which we must make a relatively major expenditure for recompletion or secondary recovery operations.

ESTIMATED QUANTITIES OF TOTAL PROVED RESERVES

                                                            OIL (BBLS)(1)   GAS (MCF)     MCFE(2)
                                                            -------------------------------------
                                                                     (IN THOUSANDS)
Proved reserves........................................       4,206         31,218       56,454
                                                            =====================================
Proved developed reserves..............................       3,948         28,411       52,099
                                                            =====================================

---------
(1)  Oil includes both oil and natural gas liquids.

(2) Mcfe - Thousand cubic feet equivalent calculated by converting 1 Bbl of oil to 6 Mcf of natural gas. A Bbl is one stock tank barrel, or 42 U.S. gallons liquid volume, of oil or other liquid hydrocarbons. An Mcf is one thousand cubic feet of natural gas.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Total Proved Oil and Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the PrimeWest Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The PrimeWest Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the PrimeWest Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     The Standardized Measure of discounted future net cash flows relating to total proved oil and natural gas reserves of EXCO's share of the PrimeWest Properties at December 31, 2000, follows:

                                                                           DECEMBER 31,
                                                                               2000
                                                                        -----------------
                                                                        (IN THOUSANDS, IN
                                                                        CANADIAN DOLLARS)
               Future cash inflows....................................  $        615,594

               Future production costs................................           124,360

               Future development costs...............................             7,262
                                                                        -----------------
               Future net cash flows..................................           483,972

               Discount of future net cash flows at 10% per annum.....           259,857
                                                                        -----------------
               Discounted future net cash flows before income taxes...  $        224,115
                                                                        =================


     Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

     The weighted average prices of oil (including NGLs) and natural gas at December 31, 2000, used in the calculation of the Standardized Measure were CDN $35.60 per Bbl, and CDN $14.78 per Mcf. The oil and natural gas prices at December 31, 2000, were at a historically high level. At September 30, 2001, the discounted future net cash flows before income taxes were approximately CDN $54.3 million using weighted average oil and natural gas prices of CDN $32.67 per Bbl and CDN $2.91 per Mcf. The change in the discounted future net cash flows was mainly attributable to the lower natural gas prices in effect at September 30, 2001.

ITEM 7(b)
                             EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (UNAUDITED)


     As discussed in "Item 2. Acquisition or Disposition of Assets," of EXCO's Current Report on Form 8-K filed on January 2, 2002, dated December 18, 2001, Addison Energy Inc. (Addison), a wholly owned subsidiary of EXCO Resources, Inc. (collectively EXCO), completed the acquisition of oil and natural gas properties located in west central Alberta, Canada (the PrimeWest Properties) from PrimeWest Energy Inc. and PrimeWest Oil and Gas Corp. (collectively the Sellers or PrimeWest) for approximately US $33.6 million or CDN $53.3 million cash after contractual adjustments.

     The accompanying pro forma combined condensed financial statements are based on the historical financial statements of EXCO for the year ended December 31, 2000, and the nine months ended September 30, 2001. The pro forma combined condensed financial statements are also based, in part, on the historical financial statements to the date of the acquisition of the Val Verde County Properties acquired on February 25, 2000, EXCO's share of the Pecos County Properties acquired on March 24, 2000, the Central Resources Properties acquired on September 22, 2000, the STB Energy Properties acquired on March 8, 2001, Addison acquired on April 26, 2001, and on the historical financial statements through September 30, 2001, of the PrimeWest Properties acquired on December 18, 2001.

     Because the acquisitions of the Val Verde County Properties, the Pecos County Properties, and the Central Resources Properties all occurred in 2000, the STB Energy Properties were acquired on March 8, 2001, Addison was acquired on April 26, 2001, and the 5% convertible preferred stock offering was consummated on June 29, 2001, they are already included in EXCO's September 30, 2001, balance sheet. The Pro Forma Combined Condensed Balance Sheet has been prepared assuming the acquisition of the PrimeWest Properties had been consummated on September 30, 2001. The Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2000, and the nine months ended September 30, 2001, have been prepared assuming the acquisitions of the Val Verde County Properties, the Pecos County Properties, the Central Resources Properties, the STB Energy Properties, Addison, the PrimeWest Properties, and our 5% convertible preferred stock offering had all been consummated on January 1, 2000.

     The pro forma adjustments are based upon available information and assumptions that management of EXCO believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of EXCO which would have occurred had such transactions been consummated on the dates indicated or EXCO's financial position or results of operations for any future date or period.

                             EXCO RESOURCES, INC.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              SEPTEMBER 30, 2001
                                 (UNAUDITED)


                                                                EXCO             PRO FORMA           PRO FORMA
                                                             HISTORICAL         ADJUSTMENTS           COMBINED
                                                         ------------------- ------------------- -------------------
                                                                        (IN THOUSANDS, IN U.S. DOLLARS)

ASSETS:
Current assets:
    Cash............................................     $          4,409    $       --          $          4,409
    Accounts receivable and other assets............               28,416            --                    28,416
                                                         ------------------- ------------------- -------------------
        Total current assets........................               32,825            --                    32,825

Net property and equipment..........................              128,303        33,600   (14)            161,903
Other assets........................................                5,757            --                     5,757
                                                         ------------------- ------------------- -------------------
        Total assets................................     $        166,885    $   33,600          $        200,485
                                                         =================== =================== ===================


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and accrued liabilities........     $         14,443    $       --          $         14,443
    Current maturities of long-term debt............                   --            --                        --
                                                         ------------------- ------------------- -------------------
        Total current liabilities...................               14,443            --                    14,443

Long-term debt, less current maturities.............                6,729        33,600   (15)             40,329
Deferred income taxes...............................               10,982            --                    10,982
Other long-term liabilities.........................                1,361            --                     1,361


Stockholders' equity:
    Preferred stock.................................              101,175            --                   101,175
    Common stock....................................                  143            --                       143
    Additional paid-in capital......................               49,948            --                    49,948
    Retained earnings (deficit).....................              (29,227)           --                   (29,227)
    Treasury stock..................................                 (104)           --                      (104)
    Accumulated other comprehensive income..........               11,435            --                    11,435
                                                         ------------------- ------------------- -------------------
        Total stockholders' equity..................              133,370            --                   133,370
                                                         ------------------- ------------------- -------------------
        Total liabilities and stockholders' equity..     $        166,885    $   33,600          $        200,485
                                                         =================== =================== ===================

SEE ACCOMPANYING NOTES.

                                             EXCO RESOURCES, INC.

                            PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                         YEAR ENDED DECEMBER 31, 2000
                                                  (UNAUDITED)


                                                                      VAL VERDE       PECOS         CENTRAL      STB ENERGY
                                                           EXCO         COUNTY        COUNTY      PROPERTIES     PROPERTIES
                                                        HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL     HISTORICAL
                                                       ------------- ------------- ------------- -------------- -------------
                                                               (IN THOUSANDS, IN U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

    REVENUES:
        Oil and natural gas.......................     $    28,869   $       184   $       242   $    17,130    $     6,361
        Other income..............................           1,790            --            --            --             --
                                                       ------------- ------------- ------------- -------------- -------------
                Total revenues....................          30,659           184           242        17,130          6,361

    COSTS AND EXPENSES:
        Oil and natural gas production............           9,484            27            76         6,922          1,293
        Depletion, depreciation and amortization..           4,949            --            --            --             --
        General and administrative................           2,003            --            --            --             --
        Interest and other .......................           1,369            --            --            --             --
                                                       ------------- ------------- ------------- -------------- -------------
                Total cost and expenses...........          17,805            27            76         6,922          1,293
                                                       ------------- ------------- ------------- -------------- -------------
    Income (loss) before income taxes.............          12,854           157           166        10,208          5,068
    Income tax expense............................           4,400            --            --            --             --
                                                       ------------- ------------- ------------- -------------- -------------
    Net income (loss).............................           8,454           157           166        10,208          5,068
    Dividends on preferred stock .................              --            --            --            --             --
                                                       ------------- ------------- ------------- -------------- -------------
    Earnings (loss) on common stock...............     $     8,454   $       157   $       166   $    10,208    $     5,068
                                                       ============= ============= ============= ============== =============
    Basic earnings (loss) per share...............     $      1.23   $        --   $        --   $        --    $        --
                                                       ============= ============= ============= ============== =============
    Diluted earnings (loss) per share.............     $      1.18   $        --   $        --   $        --    $        --
                                                       ============= ============= ============= ============== =============
    Weighted average number of common and common
                 equivalent shares outstanding:
               Basic..............................           6,835            --            --            --             --
                                                       ============= ============= ============= ============== =============
               Diluted............................           7,122            --            --            --             --
                                                       ============= ============= ============= ============== =============

     SEE ACCOMPANYING NOTES.

                                            EXCO RESOURCES, INC.

                            PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                        YEAR ENDED DECEMBER 31, 2000
                                                 (UNAUDITED)
                                                 (CONTINUED)

                                                                              PRO FORMA ADJUSTMENTS FOR
                                                 ADDISON       PRIMEWEST      THE ACQUISITIONS AND THE
                                               ENERGY INC.     PROPERTIES     5% CONVERTIBLE PREFERRED       PRO FORMA
                                               HISTORICAL      HISTORICAL           STOCK OFFERING           COMBINED
                                              ------------    ------------    ------------   ------------   ------------
                                                      (IN THOUSANDS, IN U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Oil and natural gas.......................  $     15,028    $     13,607    $         --                  $     81,421

  Other income..............................            --              --            (307)      (3)(9)            1,483
                                              ------------    ------------    ------------   ------------   ------------
      Total revenues........................        15,028          13,607            (307)                       82,904

COSTS AND EXPENSES:

  Oil and natural gas production............         2,793           3,176              --                        23,771

  Depletion, depreciation and amortization..         2,287              --          12,168    (1)(4)(7)           19,404
                                                                                             (10)(12)(16)

  General and administrative................           796              --            (527)    (2)(5)(8)           2,272
                                                                                                (11)(17)

  Interest and other .......................           298              --             985    (6)(18)(19)          2,652
                                              ------------    ------------    ------------   ------------   ------------
      Total cost and expenses...............         6,174           3,176          12,626                        48,099
                                              ------------    ------------    ------------   ------------   ------------
Income (loss) before income taxes...........         8,854          10,431         (12,933)                       34,805
Income tax expense..........................         3,795              --           5,337       (22)             13,532
                                              ---------------------------------------------------------------------------
Net income (loss)...........................         5,059          10,431         (18,270)                       21,273
Dividends on preferred stock ...............            --              --           5,225       (21)              5,225
                                              ------------    ------------    ------------   ------------   ------------
Earnings (loss) on common stock.............  $      5,059    $     10,431    $    (23,495)                   $   16,048
                                              ============    ============    ============   ============   ============
Basic earnings (loss) per share.............  $         --    $         --    $         --                    $     2.25
                                              ============    ============    ============   ============   ============
Diluted earnings (loss) per share...........  $         --    $         --    $         --                    $     1.74
                                              ============    ============    ============   ============   ============

Weighted average number of common and
  common equivalent shares outstanding:

      Basic.................................            --              --             289      (13)(20)           7,124
                                              ============    ============    ============   ============   ============
      Diluted...............................            --              --           5,107      (13)(20)          12,229
                                              ============    ============    ============   ============   ============

      SEE ACCOMPANYING NOTES.

                                              EXCO RESOURCES, INC.

                            PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                     NINE MONTHS ENDED SEPTEMBER 30, 2001
                                                  (UNAUDITED)

                                                                                               PRO FORMA ADJUSTMENTS
                                                                                                FOR THE ACQUISITIONS
                                                       STB ENERGY    ADDISON      PRIMEWEST            AND THE
                                            EXCO       PROPERTIES   ENERGY INC.   PROPERTIES        5% CONVERTIBLE       PRO FORMA
                                         HISTORICAL    HISTORICAL   HISTORICAL    HISTORICAL   PREFERRED STOCK OFFERING  COMBINED
                                         ----------    ----------   ----------    ----------  ------------------------  ---------
                                                          (IN THOUSANDS, IN U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
REVENUES:

  Oil and natural gas................... $   47,051    $    1,263   $    7,228    $   10,577   $     --                $   66,119

  Other income..........................      2,513            --           --            --         --                     2,513
                                         ----------    ----------   ----------    ----------   --------  -----------   ----------
        Total revenues..................     49,564         1,263        7,228        10,577         --                    68,632

COSTS AND EXPENSES:

  Oil and natural gas production........     17,613           383          964         2,178         --                    21,138

  Depletion, depreciation and
   amortization.........................     10,544            --          775            --      3,574   (10)(12)(16)     14,893

  General and administrative............      3,343            --          546            --       (194)    (11)(17)        3,695

  Interest and other ...................      2,927            --            9            --     (1,367)    (18)(19)        1,569

  Impairment of oil and natural gas
    properties..........................     45,942            --           --            --         --                    45,942
                                         ----------    ----------   ----------    ----------   --------  -----------   ----------
        Total cost and expenses.........     80,369           383        2,294         2,178      2,013                    87,237
                                         ----------    ----------   ----------    ----------   --------  -----------   ----------

Income (loss) before income taxes.......    (30,805)          880        4,934         8,399     (2,013)                  (18,605)

Income tax expense......................        880            --        2,150            --      2,983      (22)           6,013
                                         ----------    ----------   ----------    ----------   --------  -----------   ----------

Net income (loss).......................    (31,685)          880        2,784         8,399     (4,996)                  (24,618)
Dividends on preferred stock ...........      1,351            --           --            --      2,590      (21)           3,941
                                         ----------    ----------   ----------    ----------   --------  -----------   ----------

Earnings (loss) on common stock......... $  (33,036)    $     880   $    2,784    $    8,399   $ (7,586)               $  (28,559)
                                         ==========     =========   ==========    ==========   ========  ===========   ==========

Basic earnings (loss) per share......... $    (4.70)    $      --   $       --    $       --   $     --                $    (3.98)
                                         ==========     =========   ==========    ==========   ========  ===========   ==========

Diluted earnings (loss) per share....... $    (4.70)    $      --   $       --    $       --   $     --                $    (3.98)
                                         ==========     =========   ==========    ==========   ========  ===========   ==========

Weighted average number of common and
  common equivalent shares outstanding:

        Basic...........................      7,023            --           --            --        148    (13)(20)         7,171
                                         ==========     =========   ==========    ==========   ========  ===========   ==========

        Diluted.........................      7,023            --           --            --        148    (13)(20)         7,171
                                         ==========     =========   ==========    ==========   ========  ===========   ==========

  SEE ACCOMPANYING NOTES.

                                  EXCO RESOURCES, INC.

                              NOTES TO UNAUDITED PRO FORMA
                         COMBINED CONDENSED FINANCIAL STATEMENTS



A.   PRO FORMA ADJUSTMENTS FOR THE VAL VERDE COUNTY PROPERTIES

     The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2000, has been prepared as if the acquisition of the Val Verde County Properties had been consummated on January 1, 2000, and reflects the following adjustments:

     (1) To increase depreciation, depletion and amortization of the oil and natural gas properties to reflect the effect of the acquisition of the Val Verde County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

     (2) To reduce general and administrative expenses as a result of the reimbursement of COPAS overhead charges.

     (3) To record a decrease in interest income on invested cash of approximately $4.3 million, based on a 4.0% per annum interest rate.

B.   PRO FORMA ADJUSTMENTS FOR THE PECOS COUNTY PROPERTIES

     The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2000, has been prepared as if EXCO's share of the acquisition of the Pecos County Properties had been consummated on January 1, 2000, and reflects the following adjustments:

     (4) To increase depreciation, depletion and amortization of the oil and natural gas properties to reflect the effect of the acquisition of the Pecos County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

     (5) To reduce general and administrative expenses as a result of the reimbursement of COPAS overhead charges.

     (6) To increase interest expense based on borrowings of approximately $3.4 million based on a 7.0% per annum interest rate.

C.   PRO FORMA ADJUSTMENTS FOR THE CENTRAL RESOURCES PROPERTIES

     The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2000, has been prepared as if the acquisition of the Central Resources Properties had been consummated on January 1, 2000, and reflects the following adjustments:

     (7) To increase depreciation, depletion and amortization of the oil and natural gas properties to reflect the effect of the acquisition of the Central Resources Properties using the full cost

                                  EXCO RESOURCES, INC.

                              NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED FINANCIAL STATEMENTS


          method of accounting on total pro forma proved oil and natural gas reserves.

     (8) To reduce general and administrative expenses as a result of the reimbursement of COPAS overhead charges and to increase general and administrative expenses resulting from the addition of a satellite office and employees.

     (9) To record a decrease in interest income on invested cash of $5.5 million, based on a 4.0% per annum interest rate.

D.   PRO FORMA ADJUSTMENTS FOR THE STB ENERGY PROPERTIES

     The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2000, and the nine months ended September 30, 2001, have been prepared as if the acquisition of the STB Energy Properties had been consummated on January 1, 2000, and reflect the following adjustments:

     (10) To increase depreciation, depletion and amortization of the oil and natural gas properties to reflect the effect of the acquisition of the STB Energy Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

     (11) To reduce general and administrative expenses as a result of the reimbursement of COPAS overhead charges and to increase general and administrative expenses resulting from the addition of a satellite office and employees.

E.   PRO FORMA ADJUSTMENTS FOR ADDISON ENERGY INC.

     The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2000, and the nine months ended September 30, 2001, have been prepared as if the acquisition of Addison had been consummated on January 1, 2000, and reflect the following adjustments:

     (12) To increase depreciation, depletion and amortization of the oil and natural gas properties to reflect the effect of the acquisition of Addison using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

     (13) To record the issuance of 49,890 shares of EXCO common stock to the Addison managers as well as stock options to acquire approximately 52,000 shares of EXCO common stock granted to the Addison managers in conjunction with the purchase of Addison.

F.   PRO FORMA ADJUSTMENTS FOR THE PRIMEWEST PROPERTIES

                                  EXCO RESOURCES, INC.

                              NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED FINANCIAL STATEMENTS


     The accompanying unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2001, has been prepared as if the acquisition of the PrimeWest Properties had been consummated on that date and reflects the following adjustments:

     (14) To record the acquisition of the PrimeWest Properties in exchange for approximately $33.6 million cash (CDN $53.3).

     (15) To record EXCO's borrowings of approximately $33.6 million under Addison's restated Canadian credit agreement.

     The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2000, and the nine months ended September 30, 2001, have been prepared as if the acquisition of the PrimeWest Properties had been consummated on January 1, 2000, and reflect the following adjustments:

     (16) To increase depreciation, depletion and amortization of the oil and natural gas properties to reflect the effect of the acquisition of the PrimeWest Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

     (17) To reduce general and administrative expenses as a result of the reimbursement of COPAS overhead charges.

     (18) To increase interest expense based on the borrowings of $33.6 million based on a 7.0% and a 5.0% per annum interest rate for 2000 and 2001, respectively.

G.   PRO FORMA ADJUSTMENTS FOR THE 5% CONVERTIBLE PREFERRED STOCK OFFERING

     The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2000, and the nine months ended September 30, 2001, have been prepared as if the consummation of the 5% convertible preferred stock offering had occurred on January 1, 2000, and reflect the following adjustments:

     (19) To reduce interest expense based on the assumption that the acquisitions of the Val Verde County Properties, the Central Resources Properties, the STB Energy Properties, and Addison would have been funded with proceeds from the consummation of the 5% convertible preferred stock offering.

     (20) To adjust the weighted average common and diluted shares outstanding as a result of the exercise of stock options and a warrant, and the sale of 5,004,869 shares of 5% convertible preferred stock.

     (21) To record dividend expense on 5,004,869 shares of 5% convertible preferred stock.

                                  EXCO RESOURCES, INC.

                              NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED FINANCIAL STATEMENTS


H.   PRO FORMA ADJUSTMENTS FOR INCOME TAXES

     The accompanying unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2000, and the nine months ended September 30, 2001, reflect the following adjustments:

     (22) To adjust the provision for income taxes for the change in income resulting from the inclusion of the historical results of operations of the Val Verde County Properties, EXCO's share of the Pecos County Properties, the Central Resources Properties, the STB Energy Properties, Addison, and the PrimeWest Properties and adjustments.

I. THE TRANSLATION TO U.S. DOLLARS OF THE PRIMEWEST PROPERTIES STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES, WHICH WERE PREPARED IN CANADIAN DOLLARS, USING THE AVERAGE EXCHANGE RATE FOR THE YEAR ENDED DECEMBER 31, 2000 (CDN $1.4854 TO U.S. $1.00), AND THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (CDN $1.5376 TO U.S. $1.00) ARE AS FOLLOWS:



                                                                     YEAR ENDED                 NINE MONTHS ENDED
                                                                 DECEMBER 31, 2000             SEPTEMBER 30, 2001
                                                           -----------------------------   ---------------------------
                                                              CANADIAN          U.S.         CANADIAN        U.S.
                                                             HISTORICAL      HISTORICAL     HISTORICAL     HISTORICAL
                                                           --------------   ------------   ------------   ------------
                                                                                (IN THOUSANDS)
Oil and natural gas revenues.............................. $      20,213    $    13,607    $    16,264    $    10,577

Direct operating expenses.................................         4,718          3,176          3,349          2,178
                                                           --------------   ------------   ------------   ------------
Revenues in excess of direct operating expenses........... $      15,495    $    10,431    $    12,915    $     8,399
                                                           ==============   ============   ============   ============


J. PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

     The following table presents EXCO's estimate of the pro forma combined proved oil and natural gas reserves of EXCO as of September 30, 2001. All reserves are located in the United States and Canada. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.



                                      UNITED STATES                         CANADA                               TOTAL
                            -------------------------------     -------------------------------     ------------------------------
                               OIL         GAS                     OIL       GAS                       OIL       GAS
                            (BBLS)(1)     (MCF)  MCFE(2)        (BBLS)(1)   (MCF)    MCFE(2)        (BBLS)(1)   (MCF)  MCFE(2)
                            -------------------------------     -------------------------------     ------------------------------
                                                                       (IN THOUSANDS)

Proved reserves............    11,288      97,730   165,458        6,116      73,581    110,277       17,404     171,311   275,735
                            ===============================     ===============================     ==============================

Proved developed reserves..     7,830      73,951   120,931        5,348      60,906     92,994       13,178     134,857   213,925
                            ===============================     ===============================     ==============================

                                  EXCO RESOURCES, INC.

                              NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED FINANCIAL STATEMENTS




--------------------
(1)Oil includes both oil and natural gas liquids.

(2)Mcfe - Thousand cubic feet equivalent calculated by converting 1 Bbl of oil to 6 Mcf of natural gas. A Bbl is one stock tank barrel, or 42 U.S. gallons liquid volume, of oil or other liquid hydrocarbons. An Mcf is one thousand cubic feet of natural gas.





STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of EXCO's oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying period-end prices, adjusted for fixed and determinable escalations, to the estimated future production of period-end proved reserves. Future cash inflows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory rate (based on the current tax law adjusted for permanent differences and tax credits) to the excess of pre-tax net cash flows over EXCO's income tax basis of its oil and natural gas properties. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     The pro forma Standardized Measure of discounted future net cash flows relating to EXCO's proved oil and natural gas reserves at September 30, 2001, follows (in thousands,) in U.S. dollars:



                                                                 UNITED STATES         CANADA             TOTAL
                                                                 -------------      ------------      ------------
Future cash inflows..........................................    $     431,548      $    255,838      $    687,386

Future production costs......................................          177,416           100,332           277,748

Future development costs.....................................           34,813            12,673            47,486

Future income taxes..........................................           38,183            38,056            76,239
                                                                 -------------      ------------      ------------
Future net cash flows........................................          181,136           104,777           285,913

Discount of future net cash flows at 10% per annum...........           91,117            47,402           138,519
                                                                 -------------      ------------      ------------
Pro forma Standardized Measure of discounted future net cash
flows........................................................    $      90,019      $     57,375      $    147,394
                                                                 =============      ============      ============



                                  EXCO RESOURCES, INC.

                              NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED FINANCIAL STATEMENTS

     At September 30, 2001, the pro forma present value of EXCO's future net cash flows before income taxes discounted at 10% was approximately $185.3 million, consisting of $108.2 million for reserves in the U.S. and $77.1 million for reserves in Canada.

     The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $47.5 million of future development costs. If these reserves are not developed, the Standardized Measure of discounted future net cash flows as of September 30, 2001, shown above would be reduced significantly.

     Estimates of economically recoverable oil and natural gas reserves and of future net reserves are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

      The weighted average prices of oil (including NGLs) and natural gas at September 30, 2001, used in the calculation of the Standardized Measure were $20.97 per Bbl and $1.87 per Mcf.

                               INDEX TO EXHIBITS


        Number    Document
        -----     --------
         2.1      Agreement of Purchase and Sale among PrimeWest Energy Inc.
                  and PrimeWest Oil and Gas Corp., as sellers, and Addison
                  Energy Inc., as buyer, dated November 22, 2001, filed as an Exhibit to EXCO's Current Report on Form 8-K filed January
                  2, 2002 and incorporated by reference herein.

        23.1 Consent of Independent Accountants, Ernst & Young LLP (filed herewith).

        99.1 Restated Credit Agreement among EXCO Resources, Inc. and EXCO Operating, LP, as borrowers, Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001, filed as an Exhibit to EXCO's Current Report on Form 8-K filed January 2, 2002 and incorporated by reference herein.

        99.2 Restated Credit Agreement among Addison Energy Inc., as borrower, Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada), as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and the financial institutions which are or may become Lenders, dated December 18, 2001, filed as an Exhibit to EXCO's Current Report on Form 8-K filed January 2, 2002 and incorporated by reference herein.